Investor Presentation July 28, 2025

Safe Harbor Statement 2 Cautionary Note Regarding Forward-Looking Statements The information contained in this report may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words "believe," "anticipate," "estimate," "expect," "project," "target," "goal" and similar expressions are intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality, growth and composition of our loan, investment and deposit portfolios; statements regarding our financial performance, financial condition and liquidity; and estimates of our risks and future credit provision expenses. These forward-looking statements are based on our current beliefs and expectations and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to certain risks, uncertainties and assumptions with respect to future business strategies and decisions that are subject to change, including but not limited to those set forth below: • Operating, legal and regulatory risks; • Economic, political and competitive forces; • General economic conditions, either nationally or in our market areas, that are worse than expected, included as a result of employment levels and labor shortages, and the effect of a potential recession or slowed economic growth caused by supply chain disruptions or otherwise; • Legislative, regulatory and accounting changes, including increased assessments by the Federal Deposit Insurance Corporation and changes in the income tax laws and regulations; • Monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System; • Demand for our financial products and services in our market area; • Major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies; • Inflation or volatility in interest rates that reduce our margins and yields, the fair value of financial instruments or our level of loan originations or prepayments on loans we have made and make or the sale of loans or other assets and/or lead to higher operating costs and higher costs to retain or attract deposits; • The imposition of tariffs or other domestic or international governmental policies and retaliatory responses; • Fluctuations in real estate values in our market area; • A failure to maintain adequate levels of capital and liquidity to support our operations; • The composition and credit quality of our loan and investment portfolios; • Changes in the level and direction of loan delinquencies, classified and criticized loans and charge-offs and changes in estimates of the adequacy of the allowance for credit losses; • Changes in the economic assumptions or methodology utilized to calculate the allowance for credit losses; • Our ability to access cost-effective funding; • Changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; • Our ability to implement our business strategies; • Our ability to manage market risk, credit risk, interest rate risk and operational risk; • Timing and amount of revenue and expenditures; • Adverse changes in the securities markets; • The impact of any military conflict, terrorist act or other geopolitical acts;

Safe Harbor Statement (cont’d) 3 Cautionary Note Regarding Forward-Looking Statements • Our ability to enter new markets successfully and capitalize on growth opportunities; • Competition for loans, deposits and employees; • System failures or cyber-security breaches of our information technology infrastructure and those of our third-party service providers; • The failure to maintain current technologies and/or to successfully implement future information technology enhancements; • Changes in investor sentiment or consumer spending or savings behavior; • Our ability to attract and retain key employees; • Other risks and uncertainties, including those occurring in the U.S. and international financial systems; and • The risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These forward-looking statements speak only as of the date of the report. The Corporation expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in the Corporation’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures include tangible common equity, core net interest income excluding PPP, core noninterest expense excluding purchase accounting (“PA”), core tax equivalent revenue, core pre-tax pre- provision income less net charge-offs (“PTPP-NCO”), average assets excluding PPP, and average interest earning assets excluding excess liquidity and PPP. Management uses these “non-GAAP” measures in its analysis of the Corporation’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Corporation believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. 4

COMPANY OVERVIEW

Univest Company Overview • Headquartered in Souderton, Pennsylvania (Montgomery County) • Bank founded in 1876, holding company formed in 1973 • Engaged in financial services business, providing full range of banking, insurance and wealth management services ◦ Comprehensive financial solutions delivered locally • Experienced management team with proven performance track record • Primarily serving thirteen counties in the Southeastern and Central regions of Pennsylvania, six counties in Western Pennsylvania, three counties in Southern New Jersey and four counties in Maryland • Operating leverage and scale with $7.9 billion of assets, $5.4 billion of assets under management and supervision and agent for $229 million of underwritten insurance premiums as of 6/30/25 6

UVSP by the Numbers 7 7th Largest Diversified Financial Institution Headquartered in PA 4.4%1 Core PTPP-NCO2 <--5-year CAGR--> 9.3% TBV/Share Conservatively Managed Organic Growth Engine ~25% - 30% Fee Income Business Revenue/Total 6.6% 5-yr CAGR Organic Loan Growth w/ Exceptional Asset Quality 6.2% 5-yr CAGR Organic Core Deposit Growth 2nd Largest Bank-owned Insurance Agency in PA 3rd Largest Bank-owned Wealth Management business in PA 1. 5-year CAGR is calculated by comparing YTD Q2 2025Core PTPP-NCO2 to YTD Q2 2020 Core PTPP-NCO2. 2. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation.

Deposits and Liquidity Highlights (As of June 30, 2025) 8 Committed borrowing capacity of $3.6 billion ($2.3 billion available1) Estimated unprotected deposits totaled $1.5 billion3 or 23.0% of total deposits Noninterest-bearing deposits represent 22.2% of total deposits Prudently managed investment portfolio: ~ 6% of total assets Unrealized loss ~ 5%4 of equity5 Brokered deposits totaled $410.4 million or 5.2% of total assets. Additional available liquidity from brokered deposits totals $1.2 billion2 Uncommitted funding sources of $469.0 million 1. Reflects usage of $200.0 million of FHLB advances and $1.1 billion of letters of credit used to collateralize public fund deposits 2. Brokered Deposit policy limit allows for a maximum of 20% of assets 3. Excludes insured, collateralized and internal accounts 4. Includes AFS and HTM investments 5. Excludes AOCI impact of unrealized losses on AFS investments

Executive Leadership Team 9 Name Age Tenure (yrs) with Univest Title Jeffrey M. Schweitzer 52 17 Chairman, President and CEO, Univest Financial Corporation Michael S. Keim 57 16 Chief Operating Officer, Univest Financial Corporation and President, Univest Bank and Trust Co. Brian J. Richardson 42 9 Chief Financial Officer Megan D. Santana 50 9 Chief Risk Officer and General Counsel Patrick C. McCormick 48 3 Chief Commercial Banking Officer John T. Haurin 60 9 President, Commercial Banking, East Penn and NJ Division Thomas J. Jordan 57 9 President, Commercial Banking, Central PA Division Christopher M. Trombetta 55 3 President, Commercial Banking, Western PA Division Matthew L. Cohen 42 3 President, Commercial Banking, Maryland Division Ronald R. Flaherty 58 16 President, Univest Insurance, LLC David W. Geibel 52 11 President, Girard (Univest Wealth Management Division) Mark T. Kelly 57 10 President, Univest Capital, Inc. Brian E. Grzebin 54 7 President, Mortgage Banking Division Eric W. Conner 54 19 Chief Information Officer M. Theresa Fosko 55 21 Director of Human Resources Briana Dona 44 24 Managing Director of Innovation Joseph A. Pensabene 58 2 Managing Director of Operations Neil D. McHugh 45 1 Managing Director, Deposit Strtegy & Program Eleni S. Monios 61 2 Chief Credit Officer Christopher M. McCarthy 47 25 Managing Director of Consumer Services Anthony D. Da Costa 58 26 Managing Director of Consumer Services 9

Univest Primary Physical Service Area 10 KEY Headquarters Financial Center Regional Center Regional Center (Deposit Taking) Insurance Western PA Maryland Southeastern PA, Central PA and New Jersey

2025 Strategy 11 Balance Sheet Optimization Improve Operating Leverage Growth In Non-Interest Income Businesses Human Capital ◦ Maintain net interest margin with peer competitive metrics ◦ Execute a diversified deposit sourcing strategy ◦ Manage loan growth focusing on full relationship customers and prioritizing comprehensive relationships ◦ Explore opportunities to sell on-balance mortgage loans when economic conditions permit ◦ Increase use of digital properties ◦ Leverage investments in technology and process enhancements to drive efficiencies ◦ Explore increased usage of “E Delivery” tools ◦ Prioritize sustainable growth in non-interest income businesses as these businesses are less capital and liquidity intensive ◦ Continue to develop career paths and training programs ◦ Identify attributes and behaviors of high performers and incorporate them into our training programs

Attractive Investment Opportunity 12 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Based on price of $29.38 (represents closing price on 7/25/2025). 3. Based on analyst average consensus of $2.96 EPS for 2026 (KBW projection of $3.04 as of July 24th and Stephens projection of $2.88 as of July 7th). 13.89% 13.96% 1.19% 1.26% 10.94% 11.16% Core PTPP-NCO ROATE Core PTPP-NCO ROAA Core PTPP-NCO ROAE 2024 YTD Q2 2025 —% 10.00% 20.00% 30.00% Strong Earnings Performance1 Dividend Yield 3.00% (2) 9.9x Projected 2026 EPS (2)(3) Attractive Valuation Super-Community Bank Headquartered in attractive Southeastern Pennsylvania market Opportunity and ability to scale and obtain operating leverage Diversified lines of business and revenue streams (i.e. Noninterest Income represents ~25% - 30% of total revenue) 1.2x Tangible Book Value per Share (1)(2)

SUMMARY FINANCIAL HIGHLIGHTS

YTD Q2 2025 Results 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Includes PA capital stock tax expense - increases efficiency ratio by approximately 180 bps 14 Earnings Loans & Deposits Key Ratios Reported Earnings: $42.4 million $1.46 per Share Core PTPP-NCO1: $50.0 million Reported ROAA: 1.07% Core PTPP-NCO ROAA1: 1.26% Reported ROATE 1: 11.84% Core PTPP-NCO ROATE 1: 13.96% Annualized Loan Contraction : (0.8)% Annualized Deposit Contraction: (5.2)% Average Loan to Deposit Ratio: 103.2% Net Interest Margin1 (tax- equivalent) Reported Efficiency Ratio2 Non-Performing Assets to Total Assets Tangible Equity1 to Tangible Assets Tangible Book Value Per Share 3.14% 61.6% 0.64% 9.52% $25.66

$64,978 $68,620 $84,911 $85,340 $87,236 $108,434 $100,321 93,825 $49,950 2017 2018 2019 2020 2021 2022 2023 2024 YTD Q2 2025 $— $20,000 $40,000 $60,000 $80,000 $100,000 $120,000 Core Pre-Tax Pre-Provision Income less Net Charge-Offs1 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 15

$14.44 $15.24 $17.01 $17.66 $20.14 $20.42 $22.41 $24.43 $25.66 2017 2018 2019 2020 2021 2022 2023 2024 YTD Q2 2025 $— $5.00 $10.00 $15.00 $20.00 $25.00 Tangible Book Value Per Share1 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Assumes no Wealth Management or Insurance acquisitions. Target 8-10% Annual Growth 2 2017 - 2025 CAGR = 8.0% 16 12/31/24 vs 06/30/25 $24.29 $1.46 $(0.40) $0.31 $25.66 12/31/24 Earnings Buybacks, Dividends, Other AOCI 6/30/2025 $— $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 1 12/31/17 vs 06/30/25 $14.44 $17.84 $(6.03) $(0.59) $25.66 12/31/17 Earnings Buybacks, Dividends, Other AOCI 6/30/2025 $— $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00

Core PTPP- NCO ROAA & ROTE 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 1.49% 1.45% 1.63% 1.51% 1.37% 1.56% 1.33% 1.19% 1.26% 2017 2018 2019 2020 2021 2022 2023 2024 YTD Q2 2025 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% 1.60% 1.70% 1.80% 1.90% 2.00% 19.54% 16.33% 18.20% 17.58% 15.77% 18.53% 16.14% 13.89% 13.96% 2017 2018 2019 2020 2021 2022 2023 2024 YTD Q2 2025 12.00% 13.00% 14.00% 15.00% 16.00% 17.00% 18.00% 19.00% 20.00% 21.00% 22.00% 17 Core PTPP-NCO ROAA1 Core PTPP-NCO ROTE1

Net Interest Income & Net Interest Margin 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Pro forma tax equivalent margin calculation excludes purchase accounting accretion and is based upon a pro forma 21% tax rate for all periods presented 3. 2020 - 2022 Core Net Interest Income excludes PPP 18 3.78% 3.72% 3.67% 3.37% 3.18% 3.52% 3.16% 2.93% 3.18% 3.59% 3.16% 3.06% 3.38% 3.12% 2.86% 3.14% 0.08% 0.21% 0.12% 0.14% 0.04% 0.07% 0.04% Reported NIM (2) PPP & Excess Liquidity Core Net Interest Income (1)(3) 2017 2018 2019 2020 2021 2022 2023 2024 Q2 2025 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% $130,000 $140,000 $150,000 $160,000 $170,000 $180,000 $190,000 $200,000 $210,000 $220,000 $230,000 Core Net Interest Margin

62.5% 61.9% 61.4% 60.6% 60.9% 62.4% 66.0% 65.7% 61.6% 60.8% 60.1% 60.2% 60.7% 63.2% 59.7% 62.0% 64.7% 60.4% Reported Efficiency Ratio (Noninterest Expense/Tax Equivalent Revenue) Efficiency Ratio (Core Noninterest Expense Excluding PA Shares Tax/Core Tax Equivalent Revenue) (1),(2) 2017 2018 2019 2020 2021 2022 2023 2024 Q2 2025 50.0% 52.5% 55.0% 57.5% 60.0% 62.5% 65.0% 67.5% 70.0% 72.5% 75.0% Efficiency Ratio 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. Based upon a pro forma 21% tax rate for all periods presented. UVSP’s effective tax rate would be approximately 400 bps higher if the Bank Shares Tax was included in income tax expense. 19 UVSP pays a Bank Share Tax rather than Bank Income Tax to the Commonwealth of Pennsylvania as a result of our type of charter. This amount is included in noninterest expense and increases our efficiency ratio by approximately 180 bps compared to other banks that do not have this tax. UVSP’s effective tax rate would be approximately 400 bps higher if the Bank Shares Tax was included in income tax expense.

Revenue 1. This is a non-GAAP financial measure. Refer to the Appendix for reconciliation. 2. 2022 is a pro forma annualized figure - (YTD Q3/3x4) Revenue = Net Interest Income + Noninterest Income $ (0 00 ) N on-Interest Incom e % of Total R evenue Net Interest Income (excl PPP) Non-Interest Income Non-Interest Income % of Total revenue 2017 2018 2019 2020 (1) 2021 (1) 2022 (1) 2023 2024 YTD Q 2 2025 — 60,000 120,000 180,000 240,000 300,000 360,000 —% 10% 20% 30% 40% 50% 20 Commercial, 70.6% Mortgage, 13.3% Univest Capital, 2.0% Wealth, 7.9% Insurance, 6.2% Revenue Revenue by Line of Business (YTD Q2 2025) 1

Fee Income 21 $55,963 $59,240 $60,173 $65,422 $78,328 $83,224 $77,885 $76,824 $88,055 $43,916 33% 29% 28% 28% 32% 32% 26% 26% 29% 27% Trust / Wealth Fee Income Insurance Fee Income Mortgage Banking Service Charges on Deposit Accounts Other Service Fee Income BOLI Other % of Total Revenue 2016 2017 2018 2019 2020 2021 2022 2023 2024 YTD Q2 2025 $— $12,000 $24,000 $36,000 $48,000 $60,000 $72,000 $84,000 $96,000 —% 10% 20% 30% 40% 50%

Assets and Loans Chart data as of December 31 except for 2025 (6/30) Assets Excluding PPP Loans: 2020 = $5.9B, 2021 = $7.1B and 2022 = $7.2B $ (0 00 ) $4.2B $4.6B $5.0B $5.4B $6.3B $7.1B $7.2B $7.8B $8.1B $7.9B Net Loans & Leases Total Investment Securities Other Assets Cash and Due From Banks 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 8,000,000 9,000,000 22 Assets Loans by Segment (excluding PPP) $3.3B $3.6B $4.0B $4.4B $4.8B $5.3B $6.1B $6.6B $6.8B $6.8B Commercial Real Estate Commercial, financial and agricultural Real Estate - Residential Loans to Individuals Lease Financings 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 CAGR = 8.9%

Liabilities and Deposits Chart data as of December 31 except for 2025 (6/30) $ (0 00 ) $3.7B $4.0B $4.4B $4.7B $5.6B $6.3B $6.4B $6.9B $7.2B $7.0B Interest-Bearing Deposits Noninterest-Bearing Deposits Borrowings Other Liabilities 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 8,000,000 $ (0 00 ) $3.3B $3.6B $3.9B $4.4B $5.2B $6.1B $5.9B $6.4B $6.8B $6.6B DD, Noninterest-Bearing DD, Interest-Bearing Regular Savings Time Deposits 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 1,000,000 2,000,000 3,000,000 4,000,000 5,000,000 6,000,000 7,000,000 8,000,000 23 CAGR = 8.6% Liabilities Deposits

Asset Quality Chart data as of December 31 except for 2025 (6/30) $ (0 00 ) Nonaccrual Loans and Leases ACL/nonaccrual loans and leases 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 — 10,000 20,000 30,000 40,000 50,000 0.0% 100.0% 200.0% 300.0% 400.0% 500.0% 600.0% 700.0% 800.0% $ (0 00 ) Nonaccrual & 90+ Past Due Loans and Leases Troubled Debt Restructured Loans and Leases Other Real Estate Owned Repossessed Assets Nonperforming Assets to Total Assets Ratio of Net Charge-offs to Avg Loans and Leases 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 — 10,000 20,000 30,000 40,000 50,000 60,000 (0.25)% —% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 24 Nonperforming Assets Nonaccrual Loans & Leases

Current Expected Credit Loss (CECL)1 25 1. Reflects the current expected credit loss for loans and leases only; excludes the current expected credit loss for investment securities and unfunded commitments 2020 2021 2022 2023 2024 YTD 2025 Beginning of year Loan and Lease Reserve $ 35,331 $ 83,044 $ 71,924 $ 79,004 $ 85,387 $ 87,091 Impact of adoption of CECL 12,922 — — — — — Loan Growth and changes in economic related assumptions 36,317 (10,546) 4,327 7,360 1,545 (966) Changes in Specific Reserves 3,122 (361) 6,648 4,420 3,961 10,356 Net Charge-offs (4,648) (213) (3,895) (5,397) (3,802) (9,493) End of year Loan and Lease Reserve $ 83,044 $ 71,924 $ 79,004 $ 85,387 $ 87,091 $ 86,989 Coverage Ratio 0.85% 1.72% 1.36% 1.29% 1.30% 1.28% 1.28% 2019 2020 2021 2022 2023 2024 YTD 2025 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 1.10%

LIQUIDITY AND CAPITAL

Liquidity and Capital All data in millions, as of 6/30/25 Balance Unused FHLB - Pittsburgh* $ 200.0 $ 1,862.6 Federal Fund Lines (8 Lenders)** — 469.0 FRB - Philadelphia — 414.5 Univest Financial Corp. LOC 1 — 10.0 Total $ 200.0 $ 2,756.1 *FHLB remaining capacity is less outstanding letters of credit and advances **Uncommitted lines ranging from $15mm to $125mm 1 Holding Company Line of Credit with 3rd Party Financial Institution Period Amount 2025 4.8 2026 131.0 2027 172.5 2028 196.5 2029 95.1 2030 10.0 Total $ 609.9 27 Liabilities & Shareholders’ Equity Borrowing Sources – as of 6/30/25 Wholesale Term Funding Maturities – as of 6/30/25 Business Deposits, 31.7% Public Funds Deposits, 15.8% Consumer Deposits, 30.3% Brokered Deposits, 5.2% Other Borrowings, 2.6% Subordinated debt, 1.9% Other Liabilities, 1.1% Shareholders’ Equity, 11.6% $7.9 Billion at 6/30/25

Strong Capital Ratios Provide for Operating Flexibility 28 Tier 1 (Leverage) 8.84% 10.48% 10.13% 10.02% 9.08% 9.13% 9.81% 9.36% 9.51% 9.94% 5.00% Required Capital Ratio with full Basel III phase-in Univest Financial Corp 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 2.50% 5.00% 7.50% 10.00% 12.50% Tier 1 (Common/RBC) 9.42% 11.11% 10.88% 11.03% 10.76% 11.08% 10.37% 10.58% 10.85% 11.19% 8.50% Required Capital Ratio with full Basel III phase-in Univest Financial Corp 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 5.00% 10.00% 15.00% Total (RBC) 12.44% 14.00% 13.70% 13.78% 15.31% 13.77% 13.67% 13.90% 14.19% 14.58% 10.50% Required Capital Ratio with full Basel III phase-in Univest Financial Corp 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 5.00% 10.00% 15.00% 20.00% Tangible Common Equity to Tangible Assets 7.97% 9.68% 9.29% 9.59% 8.40% 8.56% 8.49% 8.70% 8.92% 9.52% 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 —% 2.50% 5.00% 7.50% 10.00% 12.50% Tier 1 and Common Equity Tier 1 Capital Ratios are the same.

Largest Deposit Relationships 1 – As of 6/30/25 29 Deposits Balance Rank Type (000s) 1 Bus/Corp 103,999 2 Public Funds 92,136 3 Bus/Corp 71,072 4 Bus/Corp 50,199 5 Public Funds 49,997 6 Public Funds 39,336 7 Bus/Corp 37,019 8 Public Funds 35,582 9 Public Funds 35,143 10 Bus/Corp 34,667 11 Public Funds 33,681 12 Public Funds 31,618 13 Public Funds 27,822 14 Public Funds 27,680 15 Public Funds 25,836 16 Public Funds 25,425 17 Public Funds 24,480 18 Bus/Corp 23,837 19 Public Funds 23,181 20 Bus/Corp 22,404 1. Excludes Brokered Deposits and CD’s

Investments Corporate Bonds (in millions) Moody’s Rating Aa3 1.0 Aa2 0.5 Aa1 — Aaa 0.5 A3 16.9 A2 15.5 A1 43.5 Baa2 — Baa1 — WR — N/A — Total 77.9 30 MBS/ CMO 84.8% Other 0.4% Corporate Bonds 14.8% $497 Million at 6/30/25 Investment Portfolio Corporate Bond Ratings

LOAN PORTFOLIO DETAIL AND CREDIT OVERVIEW

Loan & Lease Detail Chart Data is as of December 31 except for 2025 (6/30) 2020 - 2022 Total Loans excludes PPP 32 1,375 1,542 1,741 2,040 2,459 2,719 3,028 3,303 3,530 3,486 823 896 938 947 893 956 1,087 990 1,038 1,052 175 176 216 233 243 284 382 394 274 302 294 342 363 374 381 410 478 517 536 535 30 28 33 30 27 26 28 28 21 14 291 322 388 439 488 541 730 909 995 984 163 184 186 174 167 159 177 179 187 195 135 130 142 149 165 185 211 247 245 232 Real estate-commercial Commercial, Financial and Agricultural Real estate-construction Real estate-residential secured for business purpose Loans to individuals Real estate-residential secured for personal purpose Real estate-home equity secured for personal purpose Lease financings 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025

Largest Loan Exposures – As of 6/30/25

Commercial Real Estate and Residential Real Estate Secured for Business Purposes
$4,323M | Avg Loan Size $607K

Rank	Loan Type/Industry	Risk Rating	Exposure (000s)	Geography
1	Car Dealerships	Pass	$ 42,634	Southeastern PA
2	Highway, Street & Bridge Construction / Quarry	Pass	$ 41,777	Southeastern PA
3	Repair and Maintenance	Pass	$ 41,630	Central PA
4	Retirement Community	Pass	$ 40,492	New Jersey
5	Hotels & Motels	Pass	$ 39,840	Southeastern PA
6	CRE - Mixed-Use	Pass	$ 38,906	Southeastern PA
7	CRE - Retail	Pass	$ 38,677	Southeastern PA
8	Retirement Community	Pass	$ 38,000	Virginia
9	CRE - Multi-family	Pass	$ 36,182	New Jersey
10	Homebuilding (tract developers, remodelers)	Pass	$ 33,377	Southeastern PA

Commercial & Industrial
$1,052M | Avg Loan Size $351K

Rank	Loan Type/Industry	Risk Rating	Exposure (000s)	Geography
1	Private Equity & Special Purpose Entities	Pass	$ 44,000	Southeastern PA
2	Motor Vehicle and Parts Dealers	Pass	$ 42,773	Southeastern PA
3	Merchant Wholesalers, Durable Goods	Pass	$ 36,916	Southeastern PA
4	Private Equity & Special Purpose Entities	Pass	$ 36,000	Southeastern PA
5	Repair and Maintenance	Pass	$ 35,622	New Jersey
6	Credit Intermediation and Other Related Activities	Pass	$ 31,246	Southeastern PA
7	Highway, Street & Bridge Construction / Land Subdivision	Pass	$ 31,133	Southeastern PA
8	Credit Intermediation and Other Related Activities	Pass	$ 30,640	Southeastern PA
9	Credit Intermediation and Other Related Activities	Pass	$ 30,000	New Jersey
10	Private Equity & Special Purpose Entities	Pass	$ 30,000	New York

Equipment Finance
$232M | Avg Balance per Account $46K

Rank	Loan Type/Industry	Risk Rating	Exposure (000s)	Geography
1	School District	---N/A---	$ 2,076	Pennsylvania
2	Storage Facility		$ 1,307	New Jersey
3	School District		$ 1,227	New Jersey
4	School District		$ 1,121	New Jersey
5	School District		$ 1,116	Pennsylvania
6	School District		$ 1,115	New Jersey
7	Landscaping		$ 1,072	New Hampshire
8	School District		$ 1,036	New Jersey
9	School District		$ 1,027	New Jersey
10	School District		$ 873	Pennsylvania

Consumer Loans
$1,212M | Avg Loan Size $460K (Res Mtg) / $89K (HE) / $36K (Cons)

Rank	Loan Type/Industry	Risk Rating	Exposure (000s)	Geography
1	1-4 Family Residential	---N/A---	$ 6,099	Florida
2	Constr-Perm 10yr ARM 1-4 Family Res.		$ 5,707	Connecticut
3	Constr-Perm 10yr ARM 1-4 Family Res.		$ 3,885	New Jersey
4	1-4 Family Residential		$ 3,699	Connecticut
5	Constr-Perm 10yr ARM 1-4 Family Res.		$ 3,605	Pennsylvania
6	1-4 Family Residential		$ 3,263	South Carolina
7	1-4 Family Residential		$ 3,163	Pennsylvania
8	1-4 Family Residential		$ 3,000	Florida
9	1-4 Family Residential		$ 2,984	New Jersey
10	1-4 Family Residential		$ 2,961	Pennsylvania

33

Loan Portfolio Overview – As of 6/30/25

Industry Description	Total Outstanding Balance		% of Commercial Loan Portfolio
CRE - Retail	$	453,445	8.4 %
Animal Production		401,946	7.5
CRE - Multi-family		360,345	6.7
CRE - 1-4 Family Residential Investment		279,322	5.2
CRE - Office		262,374	4.9
Hotels & Motels (Accommodation)		222,878	4.1
CRE - Industrial / Warehouse		222,234	4.1
Specialty Trade Contractors		197,138	3.7
Nursing and Residential Care Facilities		167,978	3.1
Homebuilding (tract developers, remodelers)		154,166	2.9
Merchant Wholesalers, Durable Goods		140,876	2.6
Repair and Maintenance		135,318	2.5
Motor Vehicle and Parts Dealers		132,852	2.5
Crop Production		113,684	2.1
CRE - Mixed-Use - Residential		113,422	2.1
Wood Product Manufacturing		99,041	1.8
Food Services and Drinking Places		88,822	1.7
Real Estate Lenders, Secondary Market Financing		87,750	1.6
Administrative and Support Services		86,092	1.6
Professional, Scientific, and Technical Services		85,567	1.6
Merchant Wholesalers, Nondurable Goods		81,836	1.5
Private Equity & Special Purpose Entities (except 52592)		76,957	1.4
CRE - Mixed-Use - Commercial		76,067	1.4
Fabricated Metal Product Manufacturing		72,635	1.4
Amusement, Gambling, and Recreation Industries		69,971	1.3
Education		65,839	1.2
Religious Organizations, Advocacy Groups		65,568	1.2
Personal and Laundry Services		63,886	1.2
Miniwarehouse / Self-Storage		63,531	1.2
Food Manufacturing		53,682	1.0
Industries with >$50 million in outstandings	**$**	**4,495,222**	**83.6 %**
Industries with <$50 million in outstandings	$	880,273	16.4 %
Total Commercial Loans	**$**	**5,375,495**	**100.0 %**

Consumer Loans and Lease Financings	Total Outstanding Balance	
Real Estate-Residential Secured for Personal Purpose	$	984,166
Real Estate-Home Equity Secured for Personal Purpose		195,014
Loans to Individuals		14,069
Lease Financings		232,441
Total Consumer Loans and Lease Financings	**$**	**1,425,690**
Total	**$**	**6,801,185**

34

Credit Infrastructure 35 Approval Process Credit / Risk Owns Borrower Risk Risk Assessment/Analysis Portfolio Risk Assessment Credit Risk Structure Underwriting Process Approval Sign-Off Independent Loan Review Line of Business Owns Borrower Relationship Business/Industry Expertise or Analysis Transaction Structure Negotiations Term Sheet Shared Approval Process RISK Management Process Experienced credit team Conservative credit culture Centralized credit underwriting process Significant Management oversight via committee approvals for $10 million or greater

• Joint signature up to $10.0MM, then management level loan committee for the largest exposures. ◦ Itemized report of all closed loans of $500K or more reported weekly to Officers Loan Committee. • Robust independent loan review process, using team based audits with risk based scope. • Generally, lending is in Pennsylvania, Delaware, New Jersey and Maryland. • Management of risk appetite through quarterly reporting to Enterprise Risk Management Committee of the Board (“ERM”). ◦ In-House commercial concentrations levels vs. policy limits, out of market lending report, largest commercial borrowers, regulatory concentrations vs. risk based capital, CRE regulatory guidance report. • CRE portfolio trends and market analysis, with stress testing, presented annually to ERM Committee, meeting regulatory expectations for portfolio stress testing. • Independent departments for appraisal and environmental report ordering, construction loan disbursement and monitoring. • Chief Risk Officer reports directly to the Board of Directors. Credit Overview 36

LINE OF BUSINESS OVERVIEW

Commercial Banking • As of 6/30/25, 86 lenders, relationship managers and portfolio managers operating in four divisions established by geography: ◦ East Penn and New Jersey: Bucks, Montgomery, Chester, Delaware, Berks, Philadelphia, Lehigh and Northampton counties in Pennsylvania and Cape May, Atlantic and Burlington counties in New Jersey ◦ Central PA: Lancaster, York, Cumberland, Lebanon and Dauphin counties ◦ Western PA: Allegheny, Beaver, Butler, Fayette, Washington and Westmoreland counties ◦ Maryland: Baltimore, Baltimore City, Howard and Anne Arundel counties • Average loan size ◦ Commercial real estate - $607K ◦ C&I - $351K ◦ Tax-exempt - $1.1M • Commercial customer base provides large opportunity for cross-sell of cash management (deposits), wealth management and insurance products and services Tax-Exempt, 3.2% C&I, 18.3% Commercial Real Estate, 78.6% $4.8 billion, represents 78.7% of loans *includes $535 million of Residential Real Estate secured for Business Purpose 38 Commercial Banking Commercial Loan Detail as of 6/30/25

Consumer Banking • 27 financial service centers located in Bucks, Lancaster, Lehigh, Montgomery, Northampton and Philadelphia counties in PA; also operating 12 Regional Centers (Deposit Taking) and 10 retirement centers in Bucks and Montgomery counties. • Proactively addressed continued reduction in transactional volume by closing 22 financial centers and 4 retirement centers since September 2015; Reinvesting savings in our digital solutions and expanded operating footprint • Financial centers staffed by combination of personal bankers and tellers, providing both transaction and consultative services augmented by technology • Focused on creating seamless customer experience between in-person and digital • Growth strategy focused on obtaining consumer business from commercial customers and their employee base 39

Mortgage Banking • As of 6/30/25, 34 Loan Officers predominately operating in Bank’s core footprint • Primarily agency lender: FNMA, FHLMC, FHA, VA and USDA ◦ FNMA and FHLMC eligible loans sold with servicing retained ◦ GNMA issuer ◦ FHA, VA and USDA loans currently sold primarily to correspondents with servicing released; we will be ramping up in-house securitization with servicing retained ◦ Portfolio primarily non-conforming (size) hybrid ARMs • $985.0 million in loans serviced for others as of 6/30/25; $5.9 million in mortgage servicing rights • Residential mortgages (includes home equity loans) on balance sheet of $1.2 billion or 17.3% of total loans as of 6/30/25 Chart data for the year ended December 31 except for 2025 (6/30) 40 $ (0 00 ) M SR A sset V alue ($000) Agency Correspondent Portfolio MSR Asset 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 0 100,000 200,000 300,000 400,000 500,000 600,000 700,000 800,000 5,000 5,500 6,000 6,500 7,000 7,500 8,000 8,500 9,000 Mortgage Banking Residential Mortgage Originations

Univest Capital, Inc. • Equipment financing business with $232 million in lease receivables as of 6/30/25 • Average lease size $46,000 typically with four-year term • Primary industries served: health care, education, automotive, golf/turf, C&I equipment and energy • Manage residual risk by primarily using $1 buyout leases and equipment finance agreements (~$1.5 million of residuals as of 6/30/25) Chart data as of December 31 except for 2025 (6/30) 41 $ (0 00 ) Y ield Commercial Government Yield 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 — 40,000 80,000 120,000 160,000 200,000 240,000 280,000 —% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% Univest Capital Lease Financing

Wealth Management • Comprehensive wealth management platform including broker / dealer, municipal pension services, registered investment advisor, retirement plan services and trust • The wealth management division operates under the Girard brand (i.e., Girard Advisory Services, LLC, Girard Benefits Group, LLC, Girard Pension Services, LLC, Girard Investment Services, LLC) • Organic growth supplemented by acquisition ◦ Trust powers obtained in 1928 ◦ Broker / Dealer acquired in 1999 ◦ Municipal pension operation acquired in 2008 ◦ Registered investment advisor, Girard Partners, acquired in 2014 • $5.4 billion in assets under management/ supervision at 6/30/25 Chart data as of December 31 except for 2025 (6/30) $ (0 00 ) RIA & Pension Services Broker/Dealer Trust 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 — 500,000 1,000,000 1,500,000 2,000,000 2,500,000 3,000,000 3,500,000 4,000,000 4,500,000 5,000,000 5,500,000 42 Wealth Management Assets Under Management

Insurance • Independent insurance agency with more than 60 carrier relationships • Full service agency providing commercial and personal lines, employee benefits and HR consulting solutions • Built via a series of eight acquisitions beginning in 2000 • Agent for written premiums of $229 million as of 6/30/25. Chart data as of December 31 except for 2025 (6/30) $ (0 00 ) Commercial Personal Employee Benefits 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 — 25,000 50,000 75,000 100,000 125,000 150,000 175,000 200,000 225,000 250,000 43 Insurance Agent Written Premiums

APPENDIX (Non-GAAP Reconciliations)

Appendix – Non-GAAP Reconciliations

$s in millions	2017	2018	2019	2020	2021	2022	2023	2024	YTD Q2 2025
1. Tangible Common Equity									
Shareholders' Equity	$ 603,374	$ 624,133	$ 675,122	$ 692,472	$ 773,794	$ 776,500	$ 839,208	$ 887,301	$ 916,733
Less: Goodwill	172,559	172,559	172,559	172,559	175,510	175,510	175,510	175,510	175,510
Less: Other Intangibles [1]	7,357	5,264	3,815	2,580	4,210	3,251	2,405	2,263	2,040
Tangible Common Equity	$ 423,458	$ 446,310	$ 498,748	$ 517,333	$ 594,074	$ 597,739	$ 661,293	$ 709,528	$ 739,183
2. Average Tangible Common Equity									
Average Shareholders' Equity	$ 527,087	$ 612,197	$ 652,453	$ 668,201	$ 734,456	$ 771,499	$ 805,667	$ 858,019	$ 902,706
Less: Average Goodwill	172,559	172,559	172,559	172,559	172,810	175,510	175,510	175,510	175,510
Less: Average Other Intangibles [1]	8,751	6,258	4,548	3,181	2,338	3,694	2,802	2,193	2,114
Average Tangible Common Equity	$ 345,777	$ 433,380	$ 475,346	$ 492,461	$ 559,308	$ 592,295	$ 627,355	$ 680,316	$ 725,082
3. Core Net Interest Income excluding PPP									
Net Interest Income	$ 143,176	$ 158,062	$ 169,232	$ 174,361	$ 188,383	$ 218,297	$ 219,997	$ 211,170	$ 116,322
Tax Equivalent Interest Income [2]	5,637	2,649	2,594	2,466	2,128	1,915	1,199	1,173	802
Net Interest Income Tax Equivalent	$ 148,813	$ 160,711	$ 171,826	$ 176,827	$ 190,511	$ 220,212	$ 221,196	$ 212,343	$ 117,124
Less: PPP Net Interest Income	—	—	—	7,862	15,032	797	—	—	—
Core Net Interest Income excluding PPP	$ 148,813	$ 160,711	$ 171,826	$ 168,965	$ 175,479	$ 219,415	$ 221,196	$ 212,343	$ 117,124
4. Core Noninterest Expense & Core Noninterest Expense, excluding PA shares tax									
Noninterest expense	$ 130,713	$ 137,239	$ 146,090	$ 154,998	$ 167,409	$ 186,774	$ 197,362	$ 197,992	$ 99,660
Less: Restructuring costs	—	571	—	1,439	—	184	1,519	—	—
Plus: FDIC Small Bank Assessment Credit	—	—	1,102	—	—	—	—	—	—
Plus: Capitalized compensation for PPP Loans	—	—	—	1,280	616	—	—	—	—
Less: Digital transformation	—	—	—	—	—	3,806	1,558	—	—
Less: Market Expansions	—	—	—	—	—	705	4,025	—	—
Core Noninterest Expense	$ 130,713	$ 136,668	$ 147,192	$ 154,839	$ 168,025	$ 182,079	$ 190,260	$ 197,992	$ 99,660
Less: Bank Capital Stock Tax Expense	3,644	3,857	3,895	4,376	4,728	4,833	5,038	5,287	2,850
Core Noninterest Expense, excl PA shares tax	$ 127,069	$ 132,811	$ 143,297	$ 150,463	$ 163,297	$ 177,246	$ 185,222	$ 192,705	$ 96,810

1. Amount does not include mortgage servicing rights
2. Based upon a pro forma 21% tax rate for all periods presented.

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Appendix – Non-GAAP Reconciliations (cont.)

$s in millions	2017	2018	2019	2020	2021	2022	2023	2024	YTD Q2 2025
5. Core Tax Equivalent Revenue									
Total Revenue	$ 202,416	$ 218,235	$ 234,654	$ 252,689	$ 271,607	$ 296,182	$ 296,821	$ 299,225	$ 160,238
Plus: Tax Equivalent Adjustment	6,697	3,493	3,439	3,248	3,186	2,922	2,046	2,199	1,592
Tax Equivalent Revenue [1]	$ 209,113	$ 221,728	$ 238,093	$ 255,937	$ 274,793	$ 299,104	$ 298,867	$ 301,424	$ 161,830
Less: BOLI Death Benefits (Tax Equivalent)	—	715	—	—	1,392	1,237	—	310	1,415
Less: Gain on Sale of MSRs	—	—	—	—	—	—	—	3,361	17
Less: PPP Net Interest Income	—	—	—	7,862	15,032	797	—	—	—
Core Tax Equivalent Revenue	$ 209,113	$ 221,013	$ 238,093	$ 248,075	$ 258,369	$ 297,070	$ 298,867	$ 297,753	$ 160,398
6. Core Pre-Tax Pre-Provision Income less Net Charge-offs ("PTPP-NCO")									
Pre-Tax Income	$ 61,811	$ 60,686	$ 80,053	$ 56,897	$ 114,330	$ 97,210	$ 88,689	$ 95,300	$ 52,573
Plus: Provision for Credit Losses	9,892	20,310	8,511	40,794	(10,132)	12,198	10,770	5,933	8,005
Less: BOLI Death Benefits	889	446	—	—	1,101	977	—	245	1,118
Plus: Restructuring Charges	—	571	—	1,439	—	184	1,519	—	—
Less: Net Charge-offs	5,836	12,501	2,551	4,648	213	3,895	5,397	3,802	9,493
Less: FDIC Small Bank Assessment Credit	—	—	1,102	—	—	—	—	—	—
Less: PPP Activity	—	—	—	9,142	15,648	797	—	—	—
Plus: Digital transformation	—	—	—	—	—	3,806	1,558	3,361	—
Less: Gain on Sale of MSRs	—	—	—	—	—	—	—	—	17
Plus: Market Expansions	—	—	—	—	—	705	3,182	—	—
Core PTPP-NCO	$ 64,978	$ 68,620	$ 84,911	$ 85,340	$ 87,236	$ 108,434	$ 100,321	$ 93,825	$ 49,950
Plus: Intangible expense	2,582	2,166	1,595	1,216	979	1,293	938	694	261
Core PTPP-NCO excluding intangible expense	$ 67,560	$ 70,786	$ 86,506	$ 86,556	$ 88,215	$ 109,727	$ 101,259	$ 94,519	$ 50,211
7. Average Interest Earning Assets excluding Excess Liquidity and PPP Loans									
Average Interest Earning Assets	$ 3,938,520	$ 4,321,322	$ 4,783,680	$ 5,594,910	$ 6,232,133	$ 6,520,116	$ 7,096,690	$ 7,433,260	$ 7,513,191
Less: Average PPP Loans	—	—	—	342,920	281,484	7,939	—	—	—
Less: Average Excess Liquidity [2]	—	94,669	101,760	234,372	436,351	285,875	90,309	180,356	85,725
Avg Int Earning Assets excl. Excess Liq. & PPP	$ 3,938,520	$ 4,226,653	$ 4,681,920	$ 5,017,618	$ 5,514,298	$ 6,226,302	$ 7,006,381	$ 7,252,904	$ 7,427,466
8. Average Assets Excluding PPP									
Average Assets	$ 4,356,540	$ 4,737,772	$ 5,224,583	$ 6,006,877	$ 6,655,443	$ 6,956,292	$ 7,557,058	$ 7,897,707	$ 7,980,254
Less: Average PPP Loans	—	—	—	342,920	281,484	7,939	—	—	—
Average Assets Excluding PPP	$ 4,356,540	$ 4,737,772	$ 5,224,583	$ 5,663,957	$ 6,373,959	$ 6,948,353	$ 7,557,058	$ 7,897,707	$ 7,980,254
9. Total Loans excluding PPP									
Total Loans	$ 3,620,067	$ 4,006,574	$ 4,386,836	$ 5,306,841	$ 5,310,017	$ 6,123,230	$ 6,567,214	$ 6,826,583	$ 6,801,185
Less: PPP Loans	—	—	—	483,773	31,748	2,147	—	—	—
Total Loans excluding PPP	$ 3,620,067	$ 4,006,574	$ 4,386,836	$ 4,823,068	$ 5,278,269	$ 6,121,083	$ 6,567,214	$ 6,826,583	$ 6,801,185

1. Based upon a pro forma 21% tax rate for all periods presented.
2. Excess liquidity is defined by Management as Interest Earning Deposits with Other Banks greater than $40 million

46